FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SEATTLE, WASHINGTON...April 28, 2006...Todd Shipyards Corporation (NYSE:TOD) announced today that the U.S. Navy has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), a $3.1 million modification to previously awarded contract N00024-00-C-8514. This modification represents the exercise of an option for pier side maintenance, repairs and alterations of various ships systems and equipment throughout the USS Ingraham ("Ingraham"). Work will be performed at Naval Station Everett commencing June 14, 2006 and is expected to be completed August 16, 2006. The Navy initially awarded a five year, cost-type contract to Todd Pacific in 2000 and issued a modification adding an additional five years to the contract in 2005.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel